Exhibit 99.1

FOR OFFICIAL RELEASE
5049 Edwards Ranch Rd, 4th Floor
Fort Worth, TX 76109

SEGG Media Announces Leadership Changes to Drive Growth

Fort Worth, Texas Lottery.com Inc. DBA: SEGG Media Corporation (Nasdaq: SEGG, LTRYW) (“SEGG Media” or “the Company”) today has taken the next step in its growth strategy by announcing changes to its leadership structure. The Company’s Board of Directors (the “Board”) has terminated its Chief Executive Officer, Secretary and President Matthew McGahan, and removed him as Chairman effective immediately. The Board unanimously appointed SEGG Media’s Chief Financial Officer Robert Stubblefield as Interim CEO, Secretary and President and voted Marc Bircham into the position of Chairman. McGahan will remain as a Company Director until the expiration of his term at the next annual meeting of shareholders, which is expected to be held before the end of the year.

SEGG Media is entering a new phase of growth and revenue expansion, leveraging the strength of its core digital properties, including Sports.com, Concerts.com and Lottery.com. Throughout 2025, the Company has prioritized rapid scaling across its portfolio; this strategy is already delivering results, with more than 102 million views achieved across all platforms. Following today’s announcement, the Company is now positioned to accelerate revenue growth by strengthening the foundational elements of the business while advancing the strategic acquisitions planned in the coming months. The leadership changes are designed to support these transactions, enhance operational discipline, and ensure their successful completion.

Stubblefield, a seasoned C-suite executive, has more than two decades of senior leadership experience across both private and public companies, including recent CFO roles at DeMeta, Inc. and Regnum Corp. Since joining as Chief Financial Officer in July 2023, he has strengthened the Company’s financial position and operational foundations, enabling SEGG Media to shift its focus toward creating shareholder value through growth, strategic acquisitions, and innovative scaling initiatives.

Robert Stubblefield, CFO and Interim CEO of SEGG Media, said:

“I’m stepping into this role with clear directives: to ensure financial stability, deliver on our commitments, and rebuild shareholder value. That starts with getting back to the fundamentals of growing revenue responsibly, operating with financial discipline, and focusing relentlessly on building a profitable, sustainable business in our core verticals of sports, entertainment and gaming. Our team is aligned on a strategy, and we are committed to earning and maintaining the trust of our investors through execution, transparency, and performance.”

As Interim CEO, Stubblefield will guide the expansion of the Sports.com brand, oversee the launch of Concerts.com, and maintain the positive momentum of the Company’s original revenue drivers of lottery, sweepstakes, and related businesses. With established relationships across the executive management team and Board, Stubblefield will work closely with SEGG Media’s leaders to ensure a seamless transition while the Board undertakes a global search process to find suitable candidates for the permanent role as CEO.

Marc Bircham, Chairman of the Lottery.com Inc. Board of Directors added:

“The Board is fully aligned with Rob and our executive team. Over the past two years, he has already proven that he has the experience to guide us towards a renewed focus on financial stability, disciplined execution, and long-term shareholder value. We appreciate many of the contributions our former CEO, Matt McGahan, made during his tenure, and we thank him for his efforts. As we move forward, we are returning to the fundamentals of growing revenue, strengthening our operations, and building profitable businesses. We have full confidence in Rob as our interim CEO, alongside our leadership team, to execute with the clarity, accountability, and urgency that our shareholders expect.”

FOR OFFICIAL RELEASE
5049 Edwards Ranch Rd, 4th Floor
Fort Worth, TX 76109

About SEGG Media Corporation

SEGG Media (Nasdaq: SEGG, LTRYW) is a global sports, entertainment and gaming group integrating traditional assets with blockchain innovation. Through its portfolio of digital assets including Sports.com, Concerts.com and Lottery.com, the Company is focused on building immersive fan engagement, ethical gaming and AI-driven live experiences, SEGG Media is redefining how global audiences interact with the content they love.

For additional information, visit www.seggmediacorp.com or contact media relations at media@seggmediacorp.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this press release are subject to risks and uncertainties, including but not limited to: the Company’s ability to secure additional capital resources; the Company’s ability to continue as a going concern; the Company’s ability to complete acquisitions; the Company’s ability to remain in compliance with Nasdaq Listing Rules; and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K/A filed by the Company with the SEC on April 22, 2025, and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.